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                      SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This SETTLEMENT AGREEMENT AND MUTUAL RELEASE is made this 31st day of March 1999 between Donald R. Johnson ("Johnson") and Platinum Entertainment, Inc., a Delaware corporation ("Platinum").

     WHEREAS, on February 1, 1997, Johnson entered into a Consulting, Employment and Non-competition Agreement ("Employment Agreement") with River North Studios, Inc. ("River North");

     WHEREAS, Platinum is the successor-in-interest to River North's rights and obligations under the Employment Agreement;

     WHEREAS, Johnson filed an action entitled DONALD R. JOHNSON V. INTERSOUND, INC. (DEL.), S/K/A RIVER NORTH STUDIOS, INC., No. E-64885, in Superior Court in Fulton County, Georgia ("Litigation") in which Johnson asserted breaches of the Employment Agreement;

     WHEREAS, Johnson voluntarily dismissed the Litigation without prejudice to refile the Litigation;

     WHEREAS, Platinum has denied and continues to deny all of Johnson's claims; and

     WHEREAS, Platinum and Johnson wish to settle all claims that were asserted or that could have been asserted in that Litigation by Johnson.

     NOW THEREFORE, in consideration for the mutual promises contained in this Agreement, the parties agree as follows:

1. Within two weeks from the date of this Settlement Agreement Platinum will deliver to Johnson 20,000 shares of Platinum's common stock. Each certificate representing the stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred,
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          pledged or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or an exemption from registration under such act and such laws."

    Within two weeks from the date of this Settlement Agreement, Platinum shall file a post-effective amendment to its effective registration statement on Form S-3, shall thereafter use its best efforts to cause such amendment to be declared effective by the SEC, and shall take such other actions necessary to register the securities. Platinum shall bear all registration expenses in connection with any registration pursuant to this paragraph. Platinum shall be responsible for any damages incurred by Johnson for any failure on the part of Platinum to comply with the two preceding sentences.

2. Johnson agrees not to refile the Litigation, or file any other lawsuit, against Platinum for any conduct occurring on or before the date of this Agreement.

3. Platinum agrees not to file any lawsuit against Johnson for any conduct occurring on or before the date of this Agreement.

4. Johnson and Platinum mutually release, acquit, and forever discharge each other and their respective agents, assigns, officers, employees, directors, shareholders, subsidiaries, successors, affiliates, partnerships, limited partnerships and corporations from any and all causes of action, rights of action, claims, counterclaims or cross claims of any kind or nature whatsoever, whether based in law or in equity, whether known or unknown, of whatever kind and howsoever arising, which each has or ever had against the other, arising by reason of conduct occurring on or before the date of this Agreement.

5. The parties expressly agree that the mutual releases set forth above in paragraph 4 will not discharge any obligation under this Agreement or operate to release claims of Platinum or Johnson against any other parties not specifically released, and all claims against other parties are reserved as to such parties.

6. The parties agree that the provisions of this Agreement are severable and that in the event that any provision of this Agreement should be held invalid by any court of

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    competent jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect.

7. The terms of this Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, all parties hereto and their respective personal representatives, heirs, successors and assigns.

8. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party hereto.

9. This Agreement shall not be amended except by a writing signed by all parties hereto.

10. The parties represent that they have had an adequate opportunity to discuss all aspects of this Agreement with their respective attorneys, that they understand all of the provisions of this Agreement and that they are voluntarily accepting its terms.

11. The parties agree that this Agreement may be executed in photocopied or telecopied counterparts. All executed counterparts shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of March 31, 1999.



Donald R. Johnson                            Platinum Entertainment, Inc.

By:  /s/Donald R. Johnson               By:  /s/ Thomas R. Leavens
    ---------------------------              -----------------------------
                                             Title: General Counsel and
                                             Senior Executive VP